      Exhibit 32.2
Section 1350 Certification

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the CFO of China Water Group Inc.This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Amended Annual Report on Form 10-K of China Water Group Inc. for the year ended December 31, 2008.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of China Water Group Inc. as of December 31, 2008.
This Certification is executed as of  December 10, 2009.

/s/ Rencai Ding
Rencai Ding

CFO